                       WALNUT EQUIPMENT LEASING CO., INC.

                                    Obligor

                                      AND

                                  SUMMIT BANK
                   (successor by merger to First Valley Bank)

                               Indenture Trustee

                          SIXTH SUPPLEMENTAL INDENTURE

                                  Dated as of

                                August xx, 1996

                           SUPPLEMENTAL TO INDENTURE

                          Dated as of October 7, 1987

                         and Supplements thereto dated

                              September 20, 1988,

                              September 13, 1989,

                                August 17, 1990,

                                August 14, 1992,

                                      and

                                August 23, 1994

                                ---------------

                              DEMAND CERTIFICATES

                              -------------------

                            FIXED RATE CERTIFICATES


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    SIXTH SUPPLEMENTAL INDENTURE dated as of August xx, 1996, between WALNUT
EQUIPMENT LEASING CO., INC., a Delaware Corporation (hereinafter called the "Company"), having its principal executive office at One Belmont Avenue, Suite 200, Bala Cynwyd, Pennsylvania 19004, and Summit Bank (successor by merger to First Valley Bank), a Pennsylvania Corporation, as Trustee (hereinafter called the "Trustee").

    WHEREAS, the Company has heretofore executed and delivered its Indenture, dated as of October 7, 1987 (hereinafter called the "Original Indenture"), and supplements thereto dated September 20, 1988, September 13, 1989, August 17, 1990, August 14, 1992, and August 23, 1994 to the Trustee in connection with an issue of certain senior debt obligations; and

    WHEREAS, the Company, pursuant to appropriate resolutions of its Board of Directors desires to create under the Original Indenture and supplement thereto an additional series of senior debt obligations to be known as Demand Senior Thrift Certificates and Fixed Term Senior Thrift Certificates (hereinafter collectively called the "Certificates" or the "Debentures" as those terms may be used interchangeably) ranking pari passu to all previously authorized and outstanding Senior Thrift Certificates; and

    WHEREAS, the Company in the exercise of the powers and authority conferred upon and reserved to it under the provisions of the Original Indenture and supplements thereto and pursuant to appropriate resolutions of its Board of Directors has duly resolved and determined to make, execute and deliver to the Trustee, this Sixth Supplemental Indenture in the form hereof for the purposes herein provided.

    NOW, THEREFORE, THIS SUPPLEMENTAL INDENTURE WITNESSETH:

    For and in consideration of the premises and the purchase of the Certificates by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders, without preference, priority or distinction of any of the Certificates over any of the others by reason of difference in priority in time of issuance, negotiation or maturity thereof, or otherwise, except as otherwise provided in the Original Indenture and supplements thereto or this Supplemental Indenture, as follows:

                                  DEFINITIONS
ss1.01 through 1.04

    Sections ss1.01 through 1.04 of the Original Indenture are specifically incorporated by reference herein.

                                 THE SECURITIES
s2.01    FORM AND DATING

    The Certificates and the Trustee's Certificates of Authentication shall be in substantially the forms set forth in Exhibit A, attached hereto, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this and the Original Indenture and supplement thereto, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon, as may be required to comply with the rules of any securities exchange, or as may, consistently herewith, be determined by the officers executing such Certificate as evidenced by their execution of the Certificate.
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

    The definitive Certificate shall be printed, lithographed or engraved or produced by any combination of these methods on a steel engraved border or may be produced in any other manner permitted by the rules of any securities exchange on which the Certificate may be listed, all as determined by the officers executing such Certificate, as evidenced by their execution of such Certificate.

    SECTION 2.02 EXECUTION AND AUTHENTICATION.

    Two Officers shall sign the Securities for the Company by manual or facsimile signature. The Company's seal shall be reproduced on the Securities.

    If an Officer whose signature is on a Security no longer holds that office at the time the Security is authenticated, the Security shall nevertheless be valid.

    A Security shall not be valid until authenticated by the manual signature of the Trustee. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

    The Trustee shall authenticate Securities for original issue up to the aggregate principal amount stated in Section 10.02. The aggregate principal amount of Securities outstanding at any time may not exceed that amount except as provided in Section 2.07.

    The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Securities. An Authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An Authenticating agent has the same rights as an Agent to deal with the Company or an Affiliate.

    SECTION 2.03. REGISTRAR, PAYING AGENT AND CONVERSION AGENT.

    The Company shall maintain an office or agency where Securities may be presented for registration of transfer or for exchange ("Registrar"), an office or agency where Securities may be presented for payment ("Paying Agent") and an office or agency where Securities may be presented for conversion ("Conversion Agent"). The Registrar shall keep a register of the Securities and of their transfer and exchange. The Company may appoint one or more co-registrars, one or more additional paying agents and one or more additional conversion agents. The term "Paying Agent" includes any additional paying agent; the term "Conversion Agent" includes any additional conversion agent. The Company shall
notify the Trustee of the name and address of any agent not a party    to this
Indenture. The Company designates Financial Data, Inc., a Pennsylvania corporation, as "Registrar", "Paying Agent", and "Conversion Agent" for all Securities issued under the Indenture and all Supplements thereto. If the Company fails to maintain a Registrar, Paying Agent or Conversion Agent, the Trustee shall act as such.

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

    SECTION 2.04. PAYING AGENT TO HOLD MONEY IN TRUST.

    The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Securityholders or the Trustee all money held by the Paying Agent for the payment of principal or interest on the Securities, and will notify the Trustee of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent shall have no further liability for the money. If the Company acts as Paying Agent, it shall segregate and hold as a separate trust fund all money held by it as Paying Agent.

    SECTION 2.05. SECURITYHOLDER LISTS.

    The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Securityholders pursuant to Section 2.06. If the Trustee is not the Registrar, the Company shall furnish to the Trustee on or before each interest payment date and at such other times as the Trustee may request in writing a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Securityholders.

    SECTION 2.06. REGISTRATION, TRANSFER AND EXCHANGE.

    The Company shall cause to be kept at the Corporate Trust Office of the Trustee a register (herein sometimes referred to as the "Certificate Register") in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Certificates and of transfers of Certificates. Financial Data, Inc., a Pennsylvania corporation, is hereby appointed "Certificate Registrar" for the purpose of the registration of transfer of Certificates in such Certificate Register as herein provided.

    Upon surrender for registration of transfer of any Certificate at any office or agency of the Company maintained for such purpose pursuant to Section 12.10, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates of any authorized denominations of a like aggregate principal amount.

    At the option of the Holder, Certificates may be renewed at maturity through an exchange for other Certificates of any authorized denominations, of a like aggregate principal amount, upon surrender of the Certificates to the exchanged at any such office or agency. Whenever any Certificates are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Certificates which the Holder making the exchange is entitled to receive. This right shall not apply to any exchange of Certificates for other Certificates with a longer maturity or a higher interest rate except with the consent of the Company.

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

    All Certificates issued upon any transfer or exchange of Certificates shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Certificates surrendered upon such transfer or exchange.

    Every Certificate presented or surrendered for transfer or exchange shall (if so required by the Company or the Certificate Registrar) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Certificate Registrar duly executed, by the Holder thereof or his attorney duly authorized in writing.

    No service charge shall be made for any transfer or exchange of Certificates, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates, other than exchanges not involving any transfer.

    The Company shall not be required (i) to issue, register the transfer of or exchange of any Certificate during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption of Certificates selected for redemption under Article 3 and ending at the close of business on the day of such mailing, or (ii) to register the transfer of or exchange of any Certificate so selected for redemption in whole or in part, except, in the case of any Certificate to be redeemed in part, the portion thereof not to be redeemed.

ss2.07 through 2.16

    Sections ss2.07 through 2.16 of the Original Indenture are herein incorporated as ss2.07 through ss2.16 hereof respectively.

                                 ARTICLE THREE
                           REDEMPTION OF CERTIFICATES

ss3.01 through 3.08

    Sections ss3.01 through 3.08 of the Original Indenture are herein incorporated as ss3.01 through ss3.08 hereof respectively.

                                  ARTICLE FOUR
                                   COVENANTS

    ss4.01 through 4.03

    Sections ss4.01 through 4.03 of the Original Indenture are herein incorporated as ss4.01 through ss4.03 hereof respectively.

                                  ARTICLE FIVE
                                   SUCCESSORS

s5.01

    Section s5.01 of the Original Indenture is herein incorporated as s5.01 hereof.

                                  ARTICLE SIX
                             DEFAULTS AND REMEDIES

ss6.01 through 6.11

    Sections ss6.01 through 6.11 of the Original Indenture are herein incorporated as ss6.01 through 6.11 hereof respectively.

                                 ARTICLE SEVEN
                                    TRUSTEE

ss7.01 through 7.11

    Sections ss7.01 through 7.11 of the Original Indenture are herein incorporated as ss7.01 through 7.11 hereof respectively.

                                 ARTICLE EIGHT
                             DISCHARGE OF INDENTURE

ss8.01 through 8.03

    Sections ss8.01 through 8.03 of the Original Indenture are herein incorporated as ss8.01 through 8.03 hereof respectively.

                                  ARTICLE NINE
                                   AMENDMENTS

ss9.01 through 9.06

    Sections ss9.01 through 9.06 of the Original Indenture are herein incorporated as ss9.01 through 9.06 hereof respectively.

                                  ARTICLE TEN
                        ADDITIONAL CLASSES OF SECURITIES

s10.01

    Section s10.01 of the Original Indenture is herein incorporated as s10.1 hereof.

10.02    ADDITIONAL CERTIFICATES

    The aggregate principal amount of Senior Thrift Certificates which may be authenticated and delivered under this Sixth Supplemental Indenture is limited to an additional $35,500,000 in principal amount of Certificates, which may be offered in conjuction with those previously authorized under terms of the Original Indenture and supplemental Indentures dated September 20, 1988, September 13, 1989, August 17, 1990, August 14, 1992 and August 23, 1994 (not to exceed $4,500,000 in Certificates as previously authorized thereto.)

    The Certificates shall bear interest from and commencing with their respective dates of issue.

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

    One type of Certificates shall be known and designated as "Demand Senior Thrift Certificates". Interest on these Certificates shall be at least 1% above the annualized interest rate paid on 6-month United States Treasury Bills sold on the first day of the month or, if there is no auction on that day, the interest rate established at the last auction prior to the first day of the month. Interest is to be paid monthly on the 10th calendar day of the next month, with an option on the part of the Holder to have interest retained and compounded monthly by the Company. In addition, the Holder may elect to receive accrued interest in cash bimonthly; quarterly, semi-annually or annually. The percentage above the 6-month United States Treasury Bill is to be determined at the beginning of the month by Company Order (or, in the absence of any such order, such percentage shall be deemed to be 1%). The minimum purchase shall be $100.00. In the event that the 6-month United States Treasury Bill rate, as set forth above, shall fall below 6% per annum or in the event that there is no such U.S. Treasury Bill in effect, then the rate of such 6-month U.S. Treasury Bill shall be deemed to be 6% per annum.

    Another type of Certificates shall be known and designated as "Fixed Term Senior Thrift Certificates". Interest on these Certificates shall be fixed each week by the Company at a rate equal to at least 1% above the annualized rate paid on 6-month United States Treasury Bills for certificates with maturities 30 months or less in term, and 2% above the U.S. Treasury Bills rate for certificates with maturities exceeding 30 months. The annualized rate paid on 6-month U.S. Treasury Bills shall be determined by reference to such rate in effect on the day that the money representing the purchase price of a certificate is received if such date is the date when 6-month U.S. Treasury Bills are issued, or the date of the most recently issued 6-month U.S. Treasury Bill if the money is not received on an issue date of 6-month U.S. Treasury Bills. The minimum purchase shall be $100.00 per Certificate. Interest shall be payable monthly on the 10th calendar day of the month for the preceding calendar month, with an option on the part of the Holder to have interest retained and compounded monthly by the Company. In addition, the Holder may elect to have interest paid in cash at bimonthly, quarterly, semi-annually, or annual periods. Fixed Term Senior Thrift Certificates shall consist of Certificates with maturities ranging from three to one hundred twenty months. The purchaser shall designate to the Company the term selected, which such term shall be computed in monthly increments.

    In the event that any of the aforesaid types of Certificates is purchased during a calendar month, interest will be computed to the end of the month on a 365 day basis, and the first payment of interest will be made by the 10th calendar day of the next month.

    Any of the above described Fixed Term Senior Thrift Certificates will be redeemed by the Company as of the end of a calendar month, provided notice of request for early payment is received by the fifth day of the following calendar month (or such shorter period of time as determined by Company Order) on the following conditions: A penalty computed by multiplying the number of months remaining to maturity by 1/8% and then multiplying said product by the principal amount being redeemed prior to maturity, will be deducted from the principal amount being redeemed; however, the penalty shall not be less than $30 or such other minimum amount as directed by Company Order. However, the Company need not redeem any such Certificates or Demand Senior Thrift Certificates in excess of $250,000 in principal amount in any month.

    The principal of (and premium, if any) and interest on all of the Certificates shall be payable at the office or agency of the Company maintained for such purpose; PROVIDED, HOWEVER, that interest may be payable at the option of the Company by check mailed to the address of the Person entitled thereto at such address as shall appear on the Certificate Register.

    The Certificates shall be redeemable as provided in Article Three.

    Any holder of Certificates may request partial payment of the principal amount of any Certificate issued hereunder, subject to the terms and conditions stated above. Upon partial redemption, a Certificate shall be issued for the unredeemed portion of the same terms and conditions as the original Certificate.

    The Holder of Fixed Senior Thrift Certificates may elect prior to maturity to extend the principal and any accrued interest on such a Certificate for an additional like term. In such event, interest payable for the additional term will be at the rate offered on the original maturity date for Certificates of like term.

    The Certificates shall be issued, and additional purchases of Certificates may be made, in such denominations as the Company shall specify from time to time by Company Order.

    Notwithstanding anything to the contrary, the term of each Fixed Term Senior Thrift Certificate is subject to extension as hereinafter set forth.
If, after its maturity date, any Fixed Term Senior Thrift Certificate is not presented for payment by the holder, and the Company does not tender payment to the holder, such Certificate shall be automatically treated as having been converted, as of its maturity date into a Demand Senior Thrift Certificate, and the rate and other terms shall be as set forth with respect to such Certificate.

    All of the Certificates shall be on a parity with each other and with the Certificates (represented by Demand Senior Thrift Certificates and Fixed Rate Demand Senior Thrift Certificates) issued under the Original Indenture and supplement thereto.

                                 ARTICLE ELEVEN
                                  SENIOR DEBT

ss11.01 through 11.05

    Section ss11.01 through 11.05 of the Original Indenture are herein incorporated as ss11.01 through 11.05 hereof respectively.

                                 ARTICLE TWELVE
                                 MISCELLANEOUS

ss12.01 through 12.11

    Section ss12.01 through 12.11 of the Original Indenture are herein incorporated as ss12.01 through 12.11 hereof respectively.

    This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

    IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.


                                         WALNUT EQUIPMENT LEASING CO., INC.

(Corporate Seal)

                                         BY:-------------------------------
                                            PRESIDENT


ATTEST:


- ------------------------------
SECRETARY


                                         SUMMIT BANK (successor by merger to
                                         First Valley Bank)

(Corporate Seal)

                                         BY:--------------------------------
                                            ASSISTANT VICE-PRESIDENT


ATTEST:


- ------------------------------
TRUST OFFICER

COMMONWEALTH OF PENNSYLVANIA    :

                                :  ss.

COUNTY OF MONTGOMERY            :


    On the xxth day of August, 1996 before me personally came WILLIAM SHAPIRO, to me known, who, being by me duly sworn, did depose and say that he is President of WALNUT EQUIPMENT LEASING CO., INC., one of the corporations described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that he signed his name thereto by like authority.




(Notorial Seal)                          ------------------------------------
                                         Notary Public



STATE OF NEW JERSEY             :

                                :  ss.

COUNTY OF BERGEN                :


    On the xxth day of August, 1996 before me personally came Debra A. Schwalb, to me known, who, being by me duly sworn, did depose and say that she is an Assistant Vice President of SUMMIT BANK (successor by merger to First Valley
Bank), one of the corporations described in and which executed the foregoing instrument; that she knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said Corporation, and that she signed her name thereto by like authority.




(Notorial Seal)                          ------------------------------------
                                         Notary Public

                                    EXHIBIT_A





    Attached hereto are the following documents, which are specifically incorporated by reference herein.


    1.   Specimen of Demand Senior Thrift Certificate, including
         Trustee's authentication thereof.


    2.   Specimen Fixed Term Senior Thrift Certificate, including
         Trustee's authentication thereof.